EXHIBIT 23.2
CONSENT OF ERNST & YOUNG LLP,
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in the Registration Statement (Form S-8) of Oracle Corporation pertaining to the following:
Stellent, Inc. 1994-1997 Stock Option and Compensation Plan
InfoAccess, Inc. 1990 Stock Option Plan as amended September 29, 1999
InfoAccess, Inc. 1995 Stock Option Plan as amended September 29, 1999
Stellent, Inc. 1999 Employee Stock Option and Compensation Plan
Stellent, Inc. 2000 Stock Incentive Plan
Stellent, Inc. Amended and Restated 2000 Employee Stock Incentive Plan
Stellent, Inc. Amended and Restated 1997 Directors Stock Option Plan
Optika Imaging Systems, Inc. 1994 Stock Option /Stock Issuance Plan
Amendment to Optika Imaging Systems, Inc. 1994 Stock Option/Stock Issuance Plan
Optika Inc. 2000 Non-Officer Stock Incentive Plan
Optika Inc. 2003 Equity Incentive Plan
Amendment to Optika Inc. 2003 Equity Incentive Plan
Stellent, Inc. 2005 Equity Incentive Plan
French Annex to the Stellent, Inc. 2000 Stock Incentive Plan
of our reports dated July 20, 2006, with respect to the consolidated financial statements and schedule of Oracle Corporation, Oracle Corporation management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Oracle Corporation, included in its Annual Report (Form 10-K) for the year ended May 31, 2006, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
San Francisco, California,
January 4, 2007